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                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in Registration Statement Nos. 33-22871, 33-23055, 33-33791, 33-40787, 33-53375, 33-58367, 33-64115, 333-
11885, 333-16091 and 333-46089 on Form S-8, and Registration Statement Nos. 333-23559 and 333-38193 on Form S-3 of Becton, Dickinson and Company and the related Prospectuses of our report dated November 5, 1998, with respect to the consolidated financial statements and schedule of Becton, Dickinson and Company included in this Annual Report (Form 10-K) for the year ended September 30, 1998.

                                                  /s/ Ernst & Young LLP
                                          _____________________________________
                                                    Ernst & Young LLP

Hackensack, New Jersey
December 14, 1998